 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-290597
P R O S P E C T U S   S U P P L E M E N T
(To Prospectus dated September 30, 2025)
37,909,018 Shares
Common Stock

We are offering 37,909,018 shares of our common stock, par value $0.0001 per share.
Our common stock is listed on The Nasdaq Global Market under the symbol “OCUL.” On September 29, 2025, the closing price of our common stock, as reported on The Nasdaq Global Market, was $12.53 per share.
Investing in our common stock involves significant risk. See “Risk Factors” on page S-3 of this prospectus supplement and the documents incorporated by reference into this prospectus supplement.

	Per Share	Total
Offering price	$12.53	$474,999,996
Underwriting discounts and commissions(1)	$0.7518	$28,500,000
Proceeds, before expenses, to us	$11.7782	$446,499,996

(1)
See “Underwriting” for additional information regarding the compensation payable to the underwriters.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The underwriters expect to deliver the shares of common stock to purchasers on or about October 1, 2025.

Joint Book-Running Managers
BofA Securities	TD Cowen	Piper Sandler
Lead Managers
Baird	Raymond James
Co-Managers
Citizens Capital Markets	H.C. Wainwright & Co.

Prospectus supplement dated September 30, 2025.

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, including the documents incorporated by reference therein, which describes the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
We have not, and the underwriters have not, authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, in the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.
This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein and in any free writing prospectus that we have authorized for use in connection with this offering is accurate only as of the date of those respective documents. It is important for you to read and consider all information contained in this prospectus supplement and in the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and in the accompanying prospectus.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
Unless the context otherwise indicates, references in this prospectus supplement and the accompanying prospectus to “the Company,” “we,” “our” and “us” refer, collectively, to Ocular Therapeutix, Inc., a Delaware corporation, and its consolidated subsidiaries.

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FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “designed,” “may,” “might,” “plan,” “predict,” “project,” “target,” “potential,” “goals,” “will,” “would,” “could,” “should,” “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
The forward-looking statements in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include, among other things, statements about:
•
our ongoing clinical trials, including our two registrational Phase 3 clinical trials of AXPAXLI for the treatment of wet age-related macular degeneration, or wet AMD, which we refer to as the SOL-1 and SOL-R trials; and our Phase 2 clinical trial of OTX-TIC for the reduction of intraocular pressure, or IOP, in patients with primary open-angle glaucoma, or OAG, or ocular hypertension, or OHT;

•
any additional clinical trials we might determine in the future to conduct for AXPAXLI or any other product candidate we determine to develop, including our planned long-term extension study of AXPAXLI for the treatment of wet AMD, which we refer to as SOL-X, our planned Phase 3 clinical trials for AXPAXLI for the treatment of patients with non-proliferative diabetic retinopathy, or NPDR, which we refer to as HELIOS-2 and HELIOS-3, and any other clinical trials we might conduct for AXPAXLI;

•
determining our next steps for our product candidate OTX-TIC for the treatment of patients with OAG or OHT;

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our plans to develop and to potentially seek regulatory approval for and commercialize AXPAXLI, OTX-TIC and any other product candidates that we might develop based on our proprietary bioresorbable hydrogel-based formulation technology ELUTYX;

•
our commercialization efforts for our product DEXTENZA;

•
our ability to manufacture DEXTENZA and any of our product candidates, including AXPAXLI, in compliance with Current Good Manufacturing Practices and in sufficient quantities for our clinical trials and commercial use;

•
the timing of and our ability to submit applications and obtain and maintain regulatory approvals for DEXTENZA and any of our product candidates, including AXPAXLI;

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our estimates regarding future revenue; expenses; the sufficiency of our cash resources; our ability to fund our operating expenses, debt service obligations and capital expenditure requirements; and our needs for additional financing;

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our plans to raise additional capital, including through equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements, royalty agreements and marketing and distribution arrangements;

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the potential advantages of AXPAXLI and any of our other product candidates as well as DEXTENZA;

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the rate and degree of market acceptance and clinical utility of our products;

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our ability to secure and maintain reimbursement for our products as well as the associated procedures to insert, implant or inject our products;

S-iii

•
our estimates regarding the market opportunity for AXPAXLI and any of our other product candidates as well as DEXTENZA;

•
our license agreement and collaboration with AffaMed Therapeutics Limited, or AffaMed, under which we are collaborating on the development and commercialization of DEXTENZA and our product candidate OTX-TIC in mainland China, Taiwan, Hong Kong, Macau, South Korea, and the countries of the Association of Southeast Asian Nations;

•
our capabilities and strategy, and the costs and timing of manufacturing, sales, marketing, distribution and other commercialization efforts with respect to DEXTENZA and any additional products for which we may obtain marketing approval in the future, including AXPAXLI;

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our intellectual property position;

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the impact of government laws and regulations;

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our competitive position; and

•
our expectations related to the use of proceeds from this offering.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, particularly in the “Risk Factors” sections of these documents, that could cause actual results or events to differ materially from the forward-looking statements that we make. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, licensing agreements or investments we may make.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date when made, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we believe that the information from these industry publications, surveys and studies is reliable, we have not independently verified such data. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in “Risk Factors” sections of this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein.
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. AXPAXLI is a trade name which we use to refer to our OTX-TKI product candidate. The U.S. Food and Drug Administration, or FDA, has not approved AXPAXLI as a product name.

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PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under “Risk Factors” on page S-3 of this prospectus supplement, in the accompanying prospectus and in the documents incorporated by reference herein and therein, along with our financial statements and notes to those financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus.
Overview
We are an integrated biopharmaceutical company committed to redefining the retina experience. AXPAXLI (also known as OTX-TKI), our investigational product candidate for retinal disease, is an axitinib intravitreal hydrogel based on our ELUTYX proprietary bioresorbable hydrogel-based formulation technology. AXPAXLI is currently in two repeat-dosing Phase 3 clinical trials for the treatment of wet AMD, which we refer to as the SOL-1 and the SOL-R trials. We plan to initiate a long-term extension study, which we refer to as the SOL-X trial, to evaluate subjects that have completed their two-year safety follow-up visits in either the SOL-1 or SOL-R trials for an additional three years. We have also completed a Phase 1 clinical trial of AXPAXLI for the treatment of NPDR, which we now refer to as the HELIOS-1 trial, and plan to initiate two Phase 3 clinical trials of AXPAXLI for the treatment of NPDR, which we refer to as the HELIOS-2 and the HELIOS-3 trials.
We also leverage the ELUTYX technology in our commercial product DEXTENZA, a corticosteroid approved by the FDA for the treatment of ocular inflammation and pain following ophthalmic surgery in adults and pediatric patients and for the treatment of ocular itching associated with allergic conjunctivitis in adults and pediatric patients aged two years or older, and in our investigational product candidate OTX-TIC, which is a travoprost intracameral hydrogel that is currently in a Phase 2 clinical trial for the treatment of OAG or OHT.
Our Corporate Information
We were incorporated under the laws of the State of Delaware in 2006. Our principal executive offices are located at 15 Crosby Drive, Bedford, MA 01730, and our telephone number is (781) 357-4000. Our manufacturing operations are located at 36 Crosby Drive, Bedford, MA 01730, and our research and development operations are located at 15 Crosby Drive, Bedford, MA 01730. Our website address is http://www.ocutx.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement or the accompanying prospectus. We have included our website address in this prospectus supplement and the accompanying prospectus solely as an inactive textual reference.

The Offering
Common stock offered by us
37,909,018 shares.
Common stock to be outstanding immediately after this
offering
210,834,407 shares.
Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $445.9 million.
We expect to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund our planned open-label extension study for AXPAXLI in patients with wet AMD, referred to as the SOL-X study; to fund our planned Phase 3 clinical trials of AXPAXLI for the treatment of NPDR, referred to as the HELIOS-2 and HELIOS-3 clinical trials; for investments in infrastructure, including capital expenditures to support manufacturing; for pre-commercialization activities associated with AXPAXLI, if approved; and for working capital and other general corporate purposes.
See the “Use of Proceeds” section on page S-4 of this prospectus supplement for more information.
Risk Factors
You should read the “Risk Factors” on page S-3 of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
Nasdaq Global Market symbol
“OCUL”
The number of shares of our common stock to be outstanding after this offering is based on 172,925,389 shares of our common stock outstanding as of June 30, 2025, and excludes:
•
23,538,091 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2025, at a weighted average exercise price of $7.64 per share;

•
6,370,747 shares of our common stock issuable upon the settlement of restricted stock units and performance stock units outstanding as of June 30, 2025;

•
7,935,354 additional shares of our common stock available for future issuance as of June 30, 2025, under our 2021 Stock Incentive Plan, as amended;

•
611,239 additional shares of our common stock available for future issuance as of June 30, 2025, under our 2019 Inducement Stock Incentive Plan, as amended;

•
2,297,048 shares of our common stock available for future issuance as of June 30, 2025, under our Amended and Restated 2014 Employee Stock Purchase Plan; and

•
9,713,684 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2025, with an exercise price of $0.001 per share.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise of the outstanding options or pre-funded warrants or settlement of restricted stock units described above.

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below, together with all of the other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the Securities and Exchange Commission, or the SEC, that we have incorporated by reference herein and therein. If any of these risks actually occur, our business, prospects, operating results and financial condition could suffer materially. In such event, the trading price of our common stock could decline and you might lose all or part of your investment.
Risks Related to our Common Stock and this Offering
Sales of a substantial number of shares of our common stock in the public market could cause our stock price to fall.
Shares of our common stock that are either subject to outstanding options or restricted stock units or reserved for future issuance under our stock incentive plans will become eligible for sale in the public market to the extent permitted by the provisions of various vesting schedules and Rule 144 under the Securities Act, and, in any event, we have filed registration statements permitting shares of our common stock issued on the exercise of options or the vesting and settlement of restricted stock units to be freely sold in the public market. Additionally, in February 2024, we sold in a private placement shares of our common stock and, in lieu of common stock to certain investors, pre-funded warrants to purchase shares of our common stock, all of which are currently exercisable. We have filed a registration statement permitting these shares, including the shares of our common stock issued upon exercise of the pre-funded warrants, to be freely sold in the public market. If these additional shares of common stock are sold, or if it is perceived that they will be sold, in the public market, the trading price of our common stock could decline.
We have broad discretion in the use of our available cash and cash equivalents, including the net proceeds from this offering, and may not use them effectively.
Our management has broad discretion in the use of our available cash and cash equivalents, including the net proceeds from this offering, and could spend those resources in ways that do not improve our results of operations or enhance the value of our common stock. The failure by our management to apply these funds effectively could result in financial losses that could cause the price of our common stock to decline and delay the development of our product candidates. We may invest our available cash and cash equivalents, including the net proceeds from this offering, pending their use in a manner that does not produce income or that loses value.
If you purchase shares of common stock in this offering, you will suffer immediate dilution of your investment.
The offering price of our common stock in this offering is substantially higher than the net tangible book value per share of our outstanding common stock. Therefore, if you purchase shares of our common stock in this offering, you will pay a price per share that substantially exceeds our net tangible book value per share after this offering. You will experience substantial and immediate dilution of $8.96 per share, representing the difference between our as adjusted net tangible book value per share after giving effect to this offering and the offering price of $12.53 per share. To the extent we issue additional shares, whether upon the exercise of outstanding options or pre-funded warrants, the settlement of outstanding restricted stock units, or otherwise, you may incur further dilution of your investment.
The price of our common stock is volatile and has fluctuated substantially, which could result in substantial losses for purchasers of our common stock in this offering.
The price of our common stock has been, and is likely to continue to be, volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. During the period from September 29, 2024, to September 29, 2025, the closing price of our common stock ranged from a high of $13.60 per share to a low of $5.93 per share. The stock market in general and the market for smaller biopharmaceutical companies in particular have experienced extreme volatility that in some instances may have been unrelated to the operating performance of particular companies. As a result of this volatility, you may not be able to sell your common stock at or above the offering price and you may lose some or all of your investment.

USE OF PROCEEDS
We estimate that the net proceeds we will receive from our issuance and sale of 37,909,018 shares of our common stock in this offering will be approximately $445.9 million, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
As of June 30, 2025, we had cash and cash equivalents of $391.1 million. We expect to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund our planned open-label extension study for AXPAXLI in patients with wet AMD, referred to as the SOL-X study; to fund our planned Phase 3 clinical trials of AXPAXLI for the treatment of NPDR, referred to as the HELIOS-2 and HELIOS-3 clinical trials; for investments in infrastructure, including capital expenditures to support manufacturing; for pre-commercialization activities associated with AXPAXLI, if approved; and for working capital and other general corporate purposes.
This expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our development, the status of and results from our clinical trials, the timing of regulatory submissions and the outcome of regulatory reviews, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We have no current agreements, commitments or understandings for any material acquisitions or licenses of any third-party products, businesses or technologies.
Based on our current operating plan, which includes estimates of anticipated cash inflows from DEXTENZA product sales and cash outflows from operating expenses and capital expenditures and reflects our observance of the minimum liquidity covenant of $20.0 million under our existing credit and security agreement, we believe that the net proceeds from this offering, together with our existing cash and cash equivalents, will enable us to fund our planned operating expenses, debt service obligations and capital expenditure requirements into 2028. Although our planned operating expenses include manufacturing scale-up and pre-commercialization activities for AXPAXLI, they do not include the full expenses we anticipate we need to support the commercialization of AXPAXLI. We have based our estimates on assumptions that may prove to be wrong, and we could use our capital resources sooner than we currently expect. See “Risk Factors” on page S-3 of this prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein for a discussion of the risks affecting our business that could have an adverse effect on our available capital resources.
Pending our use of the net proceeds from this offering, we intend to invest the net proceeds in a variety of capital preservation investments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted immediately to the extent of the difference between the offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.
Our historical net tangible book value as of June 30, 2025, was $305.9 million, or $1.77 per share of our common stock. Our historical net tangible book value is the amount of our total tangible assets less our total liabilities. Historical net tangible book value per share represents our historical net tangible book value divided by the 172,925,389 shares of our common stock outstanding as of June 30, 2025.
After giving effect to our issuance and sale of 37,909,018 shares of our common stock in this offering at the offering price of $12.53 per share, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2025, would have been $751.8 million, or $3.57 per share based upon 210,834,407 shares outstanding. This represents an immediate increase in as adjusted net tangible book value per share of $1.80 to existing stockholders and immediate dilution of $8.96 in as adjusted net tangible book value per share to new investors purchasing common stock in this offering. Dilution per share to new investors is determined by subtracting as adjusted net tangible book value per share after this offering from the offering price per share paid by new investors. The following table illustrates this dilution on a per share basis:
Offering price per share		$12.53
Historical net tangible book value per share as of June 30, 2025	$1.77
Increase in as adjusted net tangible book value per share attributable to new investors purchasing common stock in this offering	1.80
As adjusted net tangible book value per share after this offering		3.57
Dilution per share to new investors purchasing common stock in this offering		$8.96
The table and discussion above are based on 172,925,389 shares of common stock outstanding as of June 30, 2025, and excludes:
•
23,538,091 shares of our common stock issuable upon the exercise of stock options outstanding as of June 30, 2025, at a weighted average exercise price of $7.64 per share;

•
6,370,747 shares of our common stock issuable upon the settlement of restricted stock units and performance stock units outstanding as of June 30, 2025;

•
7,935,354 additional shares of our common stock available for future issuance as of June 30, 2025, under our 2021 Stock Incentive Plan, as amended;

•
611,239 additional shares of our common stock available for future issuance as of June 30, 2025, under our 2019 Inducement Stock Incentive Plan, as amended;

•
2,297,048 shares of our common stock available for future issuance as of June 30, 2025, under our Amended and Restated 2014 Employee Stock Purchase Plan; and

•
9,713,684 shares of our common stock issuable upon the exercise of pre-funded warrants outstanding as of June 30, 2025, with an exercise price of $0.001 per share.

If any additional shares are issued, including in connection with the exercise of options or pre-funded warrants or the settlement of restricted stock units, you may experience further dilution. The as adjusted information discussed above will be based on the number of shares, the offering price and other terms determined at pricing of this offering.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF COMMON STOCK
The following is a discussion of certain material U.S. federal income tax considerations applicable to non-U.S. holders with respect to their ownership and disposition of shares of our common stock. This discussion is for informational purposes only and is not tax advice. Accordingly, all prospective non-U.S. holders of our common stock should consult their own tax advisors with respect to the U.S. federal, state, local and non-U.S. tax consequences of the purchase, ownership and disposition of our common stock. For purposes of this discussion, a “non-U.S. holder” means a beneficial owner (other than a partnership or other entity or arrangement classified as a partnership for U.S. federal income tax purposes) of our common stock who is not, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

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a corporation or any other organization taxable as a corporation for U.S. federal income tax purposes, created or organized in the United States or under the laws of the United States or of any state thereof or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and one or more U.S. persons has the authority to control all of the trust’s substantial decisions or (2) the trust has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

This discussion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended, which we refer to as the Code, existing and proposed U.S. Treasury Regulations promulgated thereunder, current published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, and judicial decisions, all as in effect as of the date of this prospectus supplement, and all of which are subject to change or to differing interpretation, possibly with retroactive effect. Any change could alter the tax consequences to non-U.S. holders described in this prospectus supplement. We have not requested a ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS will not challenge one or more of the tax consequences described herein or that any such challenge would not be sustained by a court. We assume in this discussion that a non-U.S. holder holds shares of our common stock as a capital asset (generally, property held for investment).
This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular non-U.S. holder in light of that non-U.S. holder’s individual circumstances nor does it address any aspects of U.S. state, local or non-U.S. taxation, any alternative minimum tax provisions of the Code, the special tax accounting rules under Section 451(b) of the Code, gift or estate tax consequences, or the Medicare tax on net investment income. This discussion also does not consider any specific facts or circumstances that may apply to a non-U.S. holder and does not address any special tax rules that may be applicable to particular non-U.S. holders, such as:
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insurance companies;

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tax-exempt organizations or governmental organizations;

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financial institutions;

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brokers, dealers or traders in securities;

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pension plans;

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controlled foreign corporations;

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passive foreign investment companies;

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corporations that accumulate earnings to avoid U.S. federal income tax;

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owners that hold our common stock as part of a straddle, hedge, conversion transaction, synthetic security or other integrated investment;

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persons who acquired our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

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tax-qualified requirement plans;

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“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds;

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persons that have a functional currency other than the U.S. dollar; and

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certain former citizens or long-term residents of the U.S.

In addition, this discussion does not address the tax treatment of partnerships or persons who hold our common stock through partnerships or other entities or arrangements classified as partnerships for U.S. federal income tax purposes. A partner in a partnership or other pass-through entity that will hold our common stock should consult his, her or its own tax advisor regarding the tax consequences of owning and disposing of our common stock through a partnership or other pass-through entity, as applicable.
Distributions on Our Common Stock
We do not expect to make cash dividends to holders of our common stock in the foreseeable future. Distributions, if any, on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated as a tax-free return of the non-U.S. holder’s investment, up to such holder’s tax basis in the common stock. Any remaining excess will be treated as capital gain, subject to the tax treatment described below in “Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock.” Any such distributions will also be subject to the discussions below regarding effectively connected income, backup withholding and FATCA.
Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
Dividends that are treated as effectively connected with a trade or business conducted by a non-U.S. holder within the United States and, if an applicable income tax treaty so provides, that are attributable to a permanent establishment or a fixed base maintained by the non-U.S. holder within the United States, are generally exempt from the 30% withholding tax if the non-U.S. holder satisfies applicable certification and disclosure requirements (generally including provision of a valid IRS Form W-8ECI (or applicable successor form) certifying that the dividends are effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States). However, such U.S. effectively connected income, net of specified deductions and credits, is generally taxed at the same U.S. federal income tax rates applicable to United States persons (as defined in the Code). Any U.S. effectively connected income received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence.
A non-U.S. holder of our common stock who claims the benefit of an applicable income tax treaty between the United States and such holder’s country of residence generally will be required to provide a properly executed IRS Form W-8BEN or W-8BEN-E (or successor form) and satisfy applicable certification and other requirements. Non-U.S. holders are urged to consult their tax advisors regarding their entitlement to benefits under a relevant income tax treaty.
A non-U.S. holder that is eligible for a reduced rate of U.S. withholding tax under an income tax treaty may obtain a refund or credit of any excess amounts withheld by timely filing the required information with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Gain on Sale, Exchange or Other Taxable Disposition of Our Common Stock
Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to any U.S. federal income tax on any gain realized upon such holder’s sale, exchange or other taxable disposition of shares of our common stock unless:
•
the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States and, if an applicable income tax treaty so provides, is attributable to a permanent establishment or a fixed base maintained by such non-U.S. holder in the United States, in which case the non-U.S. holder generally will be taxed on a net income basis at the U.S. federal income tax rates applicable to United States persons (as defined in the Code) and, if the non-U.S. holder is a foreign corporation, the branch profits tax described above in “Distributions on Our Common Stock” also may apply;

•
the non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the taxable disposition and certain other conditions are met, in which case the non-U.S. holder will be subject to a 30% tax (or such lower rate as may be specified by an applicable income tax treaty between the United States and such holder’s country of residence) on the net gain derived from the taxable disposition, which may be offset by certain U.S.-source capital losses of the non-U.S. holder provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses, if any; or

•
we are, or have been, at any time during the five-year period preceding such taxable disposition (or the non-U.S. holder’s holding period, if shorter) a “U.S. real property holding corporation,” unless our common stock is regularly traded on an established securities market and the non-U.S. holder holds no more than 5% of our outstanding common stock, directly or indirectly, during the shorter of the five-year period ending on the date of the taxable disposition or the period that the non-U.S. holder held our common stock. If we are determined to be a U.S. real property holding corporation and the foregoing exception does not apply, then the non-U.S. holder generally will be taxed on its net gain derived from the disposition at the U.S. federal income tax rates applicable to United States persons (as defined in the Code). Generally, a corporation is a U.S. real property holding corporation only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade or business. Although there can be no assurance, we do not believe that we are, or have been, a U.S. real property holding corporation, or that we are likely to become one in the future. No assurance can be provided that our common stock will be regularly traded on an established securities market for purposes of the rules described above.

Backup Withholding and Information Reporting
We must report annually to the IRS and to each non-U.S. holder the gross amount of the distributions on our common stock paid to such holder and the tax withheld, if any, with respect to such distributions. Non-U.S. holders may have to comply with specific certification procedures to establish that the holder is not a United States person (as defined in the Code) in order to avoid backup withholding at the applicable rate with respect to dividends on our common stock. Generally, a non-U.S. holder will comply with such procedures if it provides a properly executed IRS Form W-8BEN or W-8BEN-E (or other applicable Form W-8) or otherwise meets the documentary evidence requirements for establishing that it is a not a United States person or otherwise establishes an exemption. Dividends paid to non-U.S. holders subject to U.S. withholding tax, as described above in “Distributions on Our Common Stock,” generally will be exempt from U.S. backup withholding.
Information reporting and backup withholding will generally apply to the proceeds of a disposition of our common stock by a non-U.S. holder effected by or through the U.S. office of any broker, U.S. or foreign, unless the holder certifies its status as a non-U.S. holder and satisfies certain other requirements, or otherwise establishes an exemption. Generally, information reporting and backup withholding will not apply to a payment of disposition proceeds to a non-U.S. holder where the transaction is effected outside the United States through a non-U.S. office of a broker. However, for information reporting purposes, dispositions effected through a non-U.S. office of a broker with substantial U.S. ownership or operations generally will be treated in a manner similar to dispositions effected through a U.S. office of a broker. Non-U.S. holders should consult their own tax advisors regarding the application of the information reporting and backup withholding rules to them.
Copies of information returns may be made available to the tax authorities of the country in which the non-U.S. holder resides or is incorporated under the provisions of a specific treaty or agreement.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a non-U.S. holder can be refunded or credited against the non-U.S. holder’s U.S. federal income tax liability, if any, provided that an appropriate claim is timely filed with the IRS.
FATCA
Provisions of the Code commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, generally impose a U.S. federal withholding tax at a rate of 30% on payments of dividends on, or gross proceeds from the sale or other disposition of, our common stock paid to foreign entities, unless (i) if the foreign entity is a “foreign financial institution,” such foreign entity undertakes certain due diligence, reporting, withholding, and certification obligations, (ii) if the foreign entity is not a “foreign financial institution,” such foreign entity identifies certain of its U.S. investors, if any, or (iii) the foreign entity is otherwise exempt under FATCA.
Withholding under FATCA generally will apply to payments of dividends on our common stock. While withholding under FATCA may apply to payments of gross proceeds from a sale or other disposition of our common stock, under proposed U.S. Treasury Regulations, withholding on payments of gross proceeds is not required. Although such regulations are not final, applicable withholding agents may rely on the proposed regulations until final regulations are issued.
If withholding under FATCA is required on any payment related to our common stock, investors not otherwise subject to withholding (or that otherwise would be entitled to a reduced rate of withholding) on such payment may be required to seek a refund or credit from the IRS. An intergovernmental agreement between the United States and an applicable foreign country may modify these rules. Non-U.S. holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock and the entities through which they hold our common stock.
The preceding discussion of material U.S. federal tax considerations is for informational purposes only. It is not legal or tax advice. Prospective investors should consult their own tax advisors regarding the particular U.S. federal, state, local and non-U.S. tax consequences of owning and disposing of our common stock, including the consequences of any proposed changes in applicable laws as well as tax consequences arising under U.S. federal non-income tax laws such as estate and gift tax or under any applicable tax treaty.

UNDERWRITING
BofA Securities, Inc., TD Securities (USA) LLC and Piper Sandler & Co. are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in an underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the number of shares of common stock set forth opposite its name below.
Underwriter	Number of Shares
BofA Securities, Inc.	12,130,886
TD Securities (USA) LLC	10,235,434
Piper Sandler & Co.	7,960,894
Robert W. Baird & Co. Incorporated	2,274,541
Raymond James & Associates, Inc.	2,274,541
Citizens JMP Securities, LLC	1,516,361
H.C. Wainwright & Co., LLC	1,516,361
Total	37,909,018
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the underwriting agreement may be terminated.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares at the offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $0.45108 per share. After the initial offering, the offering price, concession or any other term of the offering may be changed.
The following table shows the offering price, underwriting discount and proceeds before expenses to us.
	Per Share	Total
Offering price	$12.53	$474,999,996
Underwriting discount	$0.7518	$28,500,000
Proceeds, before expenses, to us	$11.7782	$446,499,996
The expenses of the offering, not including the underwriting discount, are estimated at $600,000 and are payable by us. We have also agreed to reimburse the underwriter for certain expenses incurred in connection with the offering in an amount up to $10,000.
No Sales of Similar Securities
We have agreed not to sell or transfer any common stock or securities convertible into, exchangeable for, exercisable for, or repayable with common stock, for 45 days after the date of this prospectus without first obtaining the written consent of the representatives. Specifically, we have agreed, with certain limited exceptions, not to directly or indirectly:
•
sell, offer to sell, contract to sell or lend any shares of our common stock or related securities;

•
effect any short sale, establish or increase any put equivalent position or liquidate or decrease any call equivalent position of any shares of our common stock or related securities;

•
pledge, hypothecate or grant any security interest in any shares of our common stock or related securities;

•
in any other way transfer or dispose of any shares of our common stock or related securities;

•
enter into any swap, hedge or similar arrangement or agreement that transfers, in whole or in part, the economic risk of ownership of any shares of our common stock or related securities, regardless of whether any such transaction is to be settled in securities, in cash or otherwise;

•
announce the offering of any shares of our common stock or related securities;

•
submit or file any registration statement under the Securities Act in respect of any shares of our common stock or related securities (other than as contemplated by the underwriting agreement with respect to our common stock, or except for registration statements on Form S-8);

•
effect a reverse stock split, recapitalization, share consolidation, reclassification or similar transaction; or

•
publicly announce the intention to do any of the foregoing, in each case without the prior written consent of the representatives.

The restrictions described in the immediately preceding paragraph do not apply to us with respect to (a) the shares of our common stock to be sold in this offering, (b) the offer, issuance and sale of shares of common stock or related securities, or the issuance of shares of common stock up on exercise, conversion or vesting of related securities, pursuant to any stock option, stock bonus or other stock plan or arrangement described in this prospectus supplement and accompanying prospectus, (c) the offer, issuance and sale of shares of common stock or related securities in connection with any acquisition or strategic investment (including any joint venture, strategic alliance or partnership) as long as (1) the aggregate number of shares of common stock issued or issuable does not exceed 5% of the number of shares of shares of common stock outstanding immediately after the issuance and sale of the shares of common stock in this offering and (2) each recipient of any such shares of common stock or related securities agrees to enter a lock-up agreement for the remainder of the lock-up period and (d) the entry into an agreement to issue shares of common stock pursuant to any “at-the-market” offering program, provided that no shares may be issued under such “at-the-market” program until 45 calendar days after the date of this prospectus supplement.
Our directors and executive officers have agreed that, for a period of 45 days from the date of this prospectus supplement, they will not, subject to certain customary exceptions, sell or offer to sell any of our common stock or related securities currently or hereafter owned, enter into any swap, make any demand for, or exercise any right with respect to, the registration under the Securities Act of the offer and sale of any of our common stock or related securities, or cause to be filed a registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) with respect to any such registration, or publicly announce any intention to do any of the foregoing without the prior written consent of the representatives.
Notwithstanding the foregoing, our directors and executive officers may transfer or otherwise dispose of, and the foregoing restrictions shall not apply to the transfer or disposition of shares of our securities: (i) by gift; (ii) by will, other testamentary document or intestate succession; (iii) to a trust whose direct or indirect beneficiaries consist of one or more of the lock-up party and/or an immediate family member of the lock-up party; (iv) to any family member of the lock-up party; (v) to limited or general partners, members, stockholders or trust beneficiaries of the lock-up party or to any investment fund or other entity controlled or managed by the lock-up party; (vi) acquired in this offering or acquired in open market transactions after the completion of this offering; (vii) in connection with the exercise or settlement of related securities granted under a stock incentive plan or stock purchase plan described in this prospectus supplement and accompanying prospectus or in any document incorporated by reference into in this prospectus supplement and accompanying prospectus (including, for the avoidance of doubt, any arrangement whereby we withhold shares issuable pursuant to such option in payment of the exercise price or to cover withholding tax obligations in connection with such exercise), provided that the underlying shares continue to be subject to the lock-up restrictions; (viii) in connection with any contractual arrangement with us in effect on the date hereof that provides for the repurchase of the lock-up party’s shares of common stock and/or related securities by us in connection with the termination of the lock-up party’s employment with us, provided that the repurchase price for any such shares of common stock or related securities shall not exceed the original purchase price (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization) paid by the lock-up party to us for such shares of common stock or related securities; (ix) pursuant to a court order or settlement related to the distribution of assets in connection with the dissolution of a marriage or civil union; (x) pursuant to any bona fide third-party tender offer, merger, consolidation or other similar transaction or series of transactions approved by our board of directors and made with or offered after this offering to all holders of our share capital resulting in the transfer to a person or group of affiliated persons of our voting share capital representing more than 50% of our outstanding voting share capital (or the surviving entity) immediately following such transaction, provided that in the event such transaction is not completed, the lock-up party’s shares of common stock and related securities shall remain subject to the lock-up restrictions and title to the lock-up party’s shares of common stock and related securities shall remain with the lock-up party; and (xi) in connection with a sale of up to 166,233 shares of common stock (in the aggregate for all of our directors and executive officers) underlying restricted stock units held by certain lock-up parties that will vest during the lock-up period and settle during the lock-up period, but solely to the extent necessary to satisfy income tax withholding and remittance obligations in connection with the vesting or settlement of such restricted stock units that are outstanding as of the date hereof and described in this prospectus supplement and accompanying prospectus, provided that any remaining shares of common stock issued upon vesting of such restricted stock unit shall be subject to the lock-up restrictions; provided, however, in the case of  (a) any transfer or distribution pursuant to clauses (i), (ii), (iii), (iv), (v) or (ix) above, any such transferee, donee or distributee shall execute and deliver to the representatives a lock-up agreement; (b) any transfer or distribution pursuant to clauses (iii), (v) or (vi) above, prior to the expiration of the lock-up period, no public disclosure or filing under the Exchange Act shall be required, or shall be made voluntarily, reporting a reduction in beneficial ownership of shares of common stock made in connection with such transfer; (c) any transfer or distribution pursuant to clauses (i), (ii), (iv) or (ix) above, no public disclosure or filing under the Exchange Act by any party to the transfer shall be made unless required by applicable law; in the cases of any exercise, settlement or arrangement pursuant to clauses (vii) and (viii) above, any report required to be filed with the Exchange Act related thereto shall include a statement to the effect that the filing relates to the “net” or “cashless” exercise of options or settlement of other equity awards to purchase shares of common stock for the purpose of exercising such options or settling such awards, including, if applicable, the payment of taxes due as a result of such exercise, or otherwise related to the circumstances described in such clause; and (d) a sale pursuant to clause (xi) above, any public filing or public announcement under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares or otherwise, required to be made during the lock-up period shall clearly indicate in the footnotes thereto or comments section thereof that such transfer was made pursuant to the circumstances described in such clause and no other public filing or announcement shall be voluntarily made during the lock-up period.
In addition, the foregoing restrictions shall not apply to the establishment of any trading plan that satisfies the requirements of Rule 10b5-1 under the Exchange Act for the transfer of shares of common stock and/or related securities, or a 10b5-1 Plan; provided, that no sales of the lock-up parties’ shares of common stock shall be made pursuant to such a 10b5-1 Plan prior to the expiration of the lock-up period, and such 10b5-1 Plan may only be established if no public announcement or filing under the Exchange Act regarding the establishment of the plan shall be required or voluntarily made during the lock-up period, provided, however, to the extent required, we may disclose the establishment of any such 10b5-1 Plan in our Quarterly Report on Form 10-Q for the quarter ending September 30, 2025.
These lock-up provision applies to common stock and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It also applies to common stock owned now or acquired later by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Nasdaq Global Market Listing
The shares are listed on the Nasdaq Global Market under the symbol “OCUL.”
Price Stabilization, Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with this offering, underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Global Market in accordance with Rule 103 of Regulation M under the Exchange Act during a period before the commencement of offers or sales of common stock and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of those transactions. The underwriters and dealers are not required to engage in passive market making and may end passive market making activities at any time.
Electronic Distribution
In connection with the offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
Some of the underwriters and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions. For example, certain of the underwriters in this offering also served as underwriters in our underwritten public offering in December 2023.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
European Economic Area
In relation to each Member State of the European Economic Area (each a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person in a Relevant State who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and us that it is a “qualified investor” within the meaning of the Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in a Relevant State to qualified investors, in circumstances in which the prior consent of the underwriters have been obtained to each such proposed offer or resale.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
The above selling restriction is in addition to any other selling restrictions set out below.
In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in the United Kingdom
In relation to the United Kingdom (“UK”), no shares have been offered or will be offered pursuant to the offering to the public in the UK prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in the UK in accordance with the UK Prospectus Regulation and the Financial Services and Markets Act 2000, as amended (“FSMA”), except that offers of shares may be made to the public in the UK at any time under the following exemptions under the UK Prospectus Regulation and the FSMA:
(a)
to any legal entity which is a qualified investor as defined under the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

(c)
at any time in other circumstances falling within section 86 of the FSMA,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Section 85 of the FSMA or Article 3 of the UK Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
Each person in the UK who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with us and the underwriters that it is a qualified investor within the meaning of the UK Prospectus Regulation.
In the case of any shares being offered to a financial intermediary as that term is used in Article 5(1) of the UK Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer to the public other than their offer or resale in the UK to qualified investors, in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.
We, the underwriters and their affiliates will rely upon the truth and accuracy of the foregoing representations, acknowledgements and agreements.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018, and the expression “FSMA” means the Financial Services and Markets Act 2000.
This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.
In connection with the offering, the underwriters are not acting for anyone other than us and will not be responsible to anyone other than us for providing the protections afforded to their clients nor for providing advice in relation to the offering.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this prospectus supplement nor any other offering or marketing material relating to the offering, us or the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this prospectus supplement will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures

Ordinance (Cap. 571) of Hong Kong and any rules made under that ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that ordinance. No advertisement, invitation or document relating to the shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that ordinance.
Notice to Prospective Investors in Japan
The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, the shares were not offered or sold or caused to be made the subject of an invitation for subscription or purchase and will not be offered or sold or caused to be made the subject of an invitation for subscription or purchase, and this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the shares, has not been circulated or distributed, nor will it be circulated or distributed, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time (the “SFA”)) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)
otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:
(i)
to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii)
where no consideration is or will be given for the transfer; where the transfer is by operation of law; or

(iii)
as specified in Section 276(7) of the SFA.

Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS
The validity of the shares of common stock offered hereby is being passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP, Boston, Massachusetts. Cooley LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ocutx.com. Our website is not a part of this prospectus supplement or the accompanying prospectus and is not incorporated by reference herein or therein.
This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC’s Internet site.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 3, 2025, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2025 Annual Meeting of Stockholders;

•
Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, as filed with the SEC on May 5, 2025 and August 5, 2025, respectively;

•
Current Reports on Form 8-K, as filed with the SEC on February 14, 2025, June 11, 2025, September 30, 2025, and September 30, 2025; and

•
The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on July 21, 2014, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 28, 2022, and including any amendments or reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Ocular Therapeutix, Inc.
Attn: Chief Legal Officer and Corporate Secretary
15 Crosby Drive
Bedford, MA 01730
(781) 357-4000

PROSPECTUS
Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Warrants
Units
We may offer and sell securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in, or incorporated by reference into, this document. You should read this prospectus and any applicable prospectus supplement before you invest.
We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.
Our common stock is listed on The Nasdaq Global Market under the symbol “OCUL”.

Investing in these securities involves significant risks. See the information included under “Risk Factors” on page 5 of this prospectus and in any accompanying prospectus supplement, and under similar headings in the documents incorporated by reference in this prospectus or any prospectus supplement, for a discussion of the factors you should carefully consider before deciding to purchase these securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is September 30, 2025

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the “SEC,” utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.
This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained in or incorporated by reference in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We have not authorized anyone to provide you with different information. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus or such accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.
Unless the context otherwise indicates, references in this prospectus to the “Company,” “we,” “our” and “us” refer, collectively, to Ocular Therapeutix, Inc., a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.ocutx.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.
This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information about us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings and the exhibits attached thereto. You should review the complete document to evaluate these statements.
INCORPORATION BY REFERENCE
The SEC allows us to incorporate by reference much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-36554) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed), until the offering of the securities under the registration statement is terminated or completed:
•
Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 3, 2025, including the information specifically incorporated by reference into the Annual Report on Form 10-K from our definitive proxy statement for the 2025 Annual Meeting of Stockholders;

•
Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, as filed with the SEC on May 5, 2025 and August 5, 2025, respectively;

•
Current Reports on Form 8-K as filed with the SEC on February 14, 2025, and June 11, 2025; and

•
The description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on July 21, 2014, as the description therein has been updated and superseded by the description of our capital stock contained in Exhibit 4.3 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the SEC on February 28, 2022, and including any amendments and reports filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:
Ocular Therapeutix, Inc.
Attn: Chief Legal Officer and Corporate Secretary
15 Crosby Drive
Bedford, MA 01730
(781) 357-4000

FORWARD-LOOKING STATEMENTS
This prospectus and the information incorporated by reference in this prospectus contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. All statements, other than statements of historical facts, contained in this prospectus and the information incorporated by reference herein, including statements regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “designed”, “may”, “might”, “plan”, “predict”, “project”, “target”, “potential”, “goal”, “will”, “would”, “could”, “should”, “continue” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.
The forward-looking statements in this prospectus and the information incorporated by reference in this prospectus include, among other things, statements about:
•
our ongoing clinical trials, including our two registrational Phase 3 clinical trials of AXPAXLI for the treatment of wet age-related macular degeneration, or wet AMD, which we refer to as the SOL-1 and SOL-R trials; and our Phase 2 clinical trial of OTX-TIC for the reduction of intraocular pressure in patients with primary open-angle glaucoma or ocular hypertension;

•
any additional clinical trials we might determine in the future to conduct for AXPAXLI or any other product candidate we determine to develop, including our planned long-term extension study of AXPAXLI for the treatment of wet AMD, which we refer to as SOL-X, and any clinical trials that we might conduct for AXPAXLI for the treatment of patients with non-proliferative diabetic retinopathy and diabetic macular edema;

•
determining our next steps for our product candidate OTX-TIC for the treatment of patients with OAG or OHT;

•
our plans to develop and to potentially seek regulatory approval for and commercialize AXPAXLI, OTX-TIC and any other product candidates that we might develop based on our proprietary bioresorbable hydrogel-based formulation technology ELUTYX;

•
our commercialization efforts for our product DEXTENZA;

•
our ability to manufacture DEXTENZA and any of our product candidates, including AXPAXLI, in compliance with Current Good Manufacturing Practices and in sufficient quantities for our clinical trials and commercial use;

•
the timing of and our ability to submit applications and obtain and maintain regulatory approvals for DEXTENZA and any of our product candidates, including AXPAXLI;

•
our estimates regarding future revenue; expenses; the sufficiency of our cash resources; our ability to fund our operating expenses, debt service obligations and capital expenditure requirements; and our needs for additional financing;

•
our plans to raise additional capital, including through equity offerings, debt financings, collaborations, strategic alliances, licensing arrangements, royalty agreements and marketing and distribution arrangements;

•
the potential advantages of AXPAXLI and any of our other product candidates as well as DEXTENZA;

•
the rate and degree of market acceptance and clinical utility of our products;

•
our ability to secure and maintain reimbursement for our products as well as the associated procedures to insert, implant or inject our products;

•
our estimates regarding the market opportunity for AXPAXLI and any of our other product candidates as well as DEXTENZA;

•
our license agreement and collaboration with AffaMed Therapeutics Limited, or AffaMed, under which we are collaborating on the development and commercialization of DEXTENZA and our product candidate OTX-TIC in mainland China, Taiwan, Hong Kong, Macau, South Korea, and the countries of the Association of Southeast Asian Nations;
•
our capabilities and strategy, and the costs and timing of manufacturing, sales, marketing, distribution and other commercialization efforts with respect to DEXTENZA and any additional products for which we may obtain marketing approval in the future, including AXPAXLI;

•
our intellectual property position;

•
the impact of government laws and regulations; and

•
our competitive position.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. You are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties, and assumptions that are referenced in the section of any accompanying prospectus supplement entitled “Risk Factors.” You should also carefully review the risk factors and cautionary statements described in the other documents we file from time to time with the SEC, specifically our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, collaborations, joint ventures, licensing agreements or investments we may make.
You should read this prospectus and the documents incorporated by reference in this prospectus completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements included in this prospectus are made as of the date of this prospectus. We do not assume, and we expressly disclaim, any obligation or undertaking to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.
This prospectus and the documents incorporated by reference in this prospectus include statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. All of the market data used in this prospectus and the documents incorporated by reference in this prospectus involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such data. While we believe that the information from these industry publications, surveys and studies is reliable, we have not independently verified such data. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of important factors, including those described in the section titled “Risk Factors” and in the risk factors described in the other documents we file from time to time with the SEC and that are incorporated by reference herein.
This prospectus and the documents incorporated by reference in this prospectus contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the documents incorporated by reference in this prospectus may appear herein or therein without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies. AXPAXLI is a trade name which we use to refer to our OTX-TKI product candidate. The U.S. Food and Drug Administration, or FDA, has not approved AXPAXLI as a product name.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” or any similar heading contained in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as updated by our subsequent filings, which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently believe are immaterial may also significantly impair our business operations or otherwise adversely affect us in the future.

OCULAR THERAPEUTIX, INC.
Overview
We are an integrated biopharmaceutical company committed to redefining the retina experience. AXPAXLI (also known as OTX-TKI), our investigational product candidate for retinal disease, is an axitinib intravitreal hydrogel based on our ELUTYX proprietary bioresorbable hydrogel-based formulation technology.
We also leverage the ELUTYX technology in our commercial product DEXTENZA, a corticosteroid approved by the FDA for the treatment of ocular inflammation and pain following ophthalmic surgery in adults and pediatric patients and for the treatment of ocular itching associated with allergic conjunctivitis in adults and pediatric patients aged two years or older, and in our investigational product candidate OTX-TIC, which is a travoprost intracameral hydrogel which we are developing for the treatment of open-angle glaucoma or ocular hypertension.
Corporate Information
Our principal executive offices are located at 15 Crosby Drive, Bedford, MA 01730, and our telephone number is (781) 357-4000. Our manufacturing operations are located at 36 Crosby Drive, Bedford, MA 01730, and our research and development operations are located at 15 Crosby Drive, Bedford, MA 01730.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include costs related to research and development, including clinical trials, regulatory submissions, sales, marketing and other commercialization activities and manufacturing; the acquisition or in-license of other products, product candidates, or technologies; the acquisition of companies or businesses; the repayment and refinancing of debt; working capital and capital expenditures. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of the net proceeds of any offering.

DESCRIPTION OF DEBT SECURITIES
The following description summarizes the general terms and provisions of the debt securities that Ocular Therapeutix, Inc. may offer and sell from time to time. We will describe in a prospectus supplement the specific terms of the debt securities offered through that prospectus supplement, as well as any general terms and provisions described in this section that will not apply to those debt securities. As used in this “Description of Debt Securities,” the term “debt securities” means the senior and subordinated debt securities that we issue and the trustee authenticates and delivers under the applicable indenture. When we refer to the “Company,” “we,” “our,” and “us” in this section, we mean Ocular Therapeutix, Inc., excluding, unless the context otherwise requires or as otherwise expressly stated, its subsidiaries.
We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. The senior indenture and the subordinated indenture are referred to individually as an indenture and together as the indentures and the senior trustee and the subordinated trustee are referred to individually as a trustee and together as the trustees. This section summarizes some of the provisions of the indentures and is qualified in its entirety by the specific text of the indentures, including definitions of terms used in the indentures. Wherever we refer to particular sections of, or defined terms in, the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.
Neither indenture will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.
General
The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank equally in right of payment with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading “— Certain Terms of the Subordinated Debt Securities — Subordination.” The debt securities will be structurally subordinated to all existing and future indebtedness and other liabilities of our subsidiaries unless such subsidiaries expressly guarantee such debt securities.
The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations. Unless otherwise indicated in the applicable prospectus supplement, the debt securities will not be guaranteed by any of our subsidiaries.
The applicable prospectus supplement and/or free writing prospectus will include any additional or different terms of the debt securities of any series being offered, including the following terms:
•
the title and type of the debt securities;

•
whether the debt securities will be senior or subordinated debt securities and, with respect to any subordinated debt securities, the terms on which they are subordinated;

•
the initial aggregate principal amount of the debt securities;

•
the price or prices at which we will sell the debt securities;

•
the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

•
the rate or rates, if any, at which the debt securities will bear interest, or the method of determining such rate or rates;

•
the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the method of determination of such dates;

•
the right, if any, to extend the interest payment periods and the duration of that extension;

•
the manner of paying principal and interest and the place or places where principal and interest will be payable;

•
the denominations of the debt securities if other than $1,000 or multiples of $1,000;

•
provisions for a sinking fund, purchase fund or other analogous fund, if any;

•
any redemption dates, prices, obligations and restrictions on the debt securities;

•
the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

•
any conversion or exchange features of the debt securities;

•
whether the debt securities will be subject to the defeasance provisions in the indenture;

•
whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

•
whether the debt securities will be guaranteed as to payment or performance;

•
any special tax implications of the debt securities;

•
any events of default or covenants in addition to or in lieu of those set forth in the indenture; and

•
any other material terms of the debt securities.

When we refer to “principal” in this section with reference to the debt securities, we are also referring to “premium, if any.”
We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.
You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.
Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount. U.S. federal income tax considerations applicable to any such discounted debt securities or to certain debt securities issued at par which are treated as having been issued at a discount for U.S. federal income tax purposes will be described in the applicable prospectus supplement.
We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked and certain related tax considerations will be set forth in the applicable prospectus supplement.
Certain Terms of the Senior Debt Securities
Covenants.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries’ property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.
Consolidation, Merger and Sale of Assets.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:
•
the successor entity, if any, is a U.S. corporation, limited liability company, partnership or trust;

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the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

•
immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•
we have delivered to the senior trustee an officer’s certificate and an opinion of counsel, each stating that the consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the senior indenture and all conditions precedent provided for in the senior indenture relating to such transaction have been complied with.

The restrictions described in the bullets above do not apply (1) to our consolidation with or merging into one of our affiliates, if our board of directors determines in good faith that the purpose of the consolidation or merger is principally to change our state of incorporation or our form of organization to another form or (2) if we merge with or into a single direct or indirect wholly-owned subsidiary of ours.
The surviving business entity will succeed to, and be substituted for, us under the senior indenture and the senior debt securities and, except in the case of a lease, we shall be released from all obligations under the senior indenture and the senior debt securities.
No Protection in the Event of a Change in Control.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).
Events of Default.   Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture with respect to senior debt securities of each series:
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failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 30 days (or such other period as may be specified for such series);

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failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

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default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

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certain events of bankruptcy or insolvency, whether or not voluntary; and

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any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the default by us under any other debt, including any other series of our debt securities, is not a default under the senior indenture.
If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.
If an event of default specified in the fourth bullet point above occurs and is continuing, the entire principal amount of and accrued interest on each series of senior debt securities then outstanding shall automatically become immediately due and payable.
Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.
Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive a continuing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities) or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.
The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:
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the holder gives the trustee written notice of a continuing event of default;

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the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

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the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

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the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

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during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

These limitations, however, do not apply to the right of any holder of a senior debt security of any affected series to receive payment of the principal of and interest on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.
The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.
Satisfaction and Discharge.   We can satisfy and discharge our obligations to holders of any series of debt securities if:
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we have paid or caused to be paid the principal of and interest on all senior debt securities of such series (with certain limited exceptions) when due and payable; or

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we deliver to the senior trustee for cancellation all senior debt securities of such series theretofore authenticated under the senior indenture (with certain limited exceptions); or

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all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year under arrangements satisfactory to the senior trustee) and we deposit in trust an amount of cash or a combination of cash and U.S. government or U.S. government agency obligations (or in the case of senior debt securities denominated in a foreign currency, foreign government securities or foreign government agency securities) sufficient to make interest, principal and any other payments on the debt securities of that series on their various due dates;

and if, in any such case, we also pay or cause to be paid all other sums payable under the senior indenture, as and when the same shall be due and payable and we deliver to the senior trustee an officer’s certificate and an opinion of counsel, each stating that these conditions have been satisfied.
Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us. Purchasers of the debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.
Defeasance.   Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and covenant defeasance will apply to any series of debt securities issued under the indentures.
Legal Defeasance.   We can legally release ourselves from any payment or other obligations on the debt securities of any series (called “legal defeasance”) if certain conditions are met, including the following:
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we deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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there is a change in current U.S. federal income tax law or an IRS ruling that lets us make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due. Under current U.S. federal income tax law, the deposit and our legal release from the debt securities would be treated as though we took back your debt securities and gave you your share of the cash and debt securities or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

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we deliver to the trustee a legal opinion of our counsel confirming the tax law change or ruling described above.

If we accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.
Covenant Defeasance.   Without any change in current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called “covenant defeasance”). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):
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deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series cash or a combination of cash and U.S. government or U.S. government agency obligations (or, in the case of senior debt securities denominated in a foreign currency, foreign government or foreign government agency obligations) that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

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deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal income tax law we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and instead repaid the debt securities ourselves when due.

If we accomplish covenant defeasance, you could still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.
Modification and Waiver.   We and the trustee may amend or supplement the senior indenture or the senior debt securities of any series without the consent of any holder:
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to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

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to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture or to otherwise comply with the covenant relating to mergers, consolidations and sales of assets;

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to comply with the requirements of the SEC in order to effect or maintain the qualification of the senior indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”);

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to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

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to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

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to provide for or add guarantors with respect to the senior debt securities of any series;

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to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

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to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

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to add to, change or eliminate any of the provisions of the senior indenture in respect of one or more series of senior debt securities, provided that any such addition, change or elimination shall (a) neither (1) apply to any senior debt security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (2) modify the rights of the holder of any such senior debt security with respect to such provision or (b) become effective only when there is no senior debt security described in clause (a)(1) outstanding;

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to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding; or

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to make any change that does not adversely affect the rights of any holder in any material respect.

Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (voting as separate series); provided, however, that each affected holder must consent to any modification, amendment or waiver that:
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extends the final maturity of any senior debt securities of such series;

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reduces the principal amount of any senior debt securities of such series;

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reduces the rate, or extends the time for payment of, interest on any senior debt securities of such series;

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reduces the amount payable upon the redemption of any senior debt securities of such series;

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changes the currency of payment of principal of or interest on any senior debt securities of such series;

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reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

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waives a continuing default in the payment of principal of or interest on the senior debt securities (other than any such default in payment resulting solely from an acceleration of the senior debt securities);

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changes the provisions relating to the waiver of past defaults or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

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modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification;

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adversely affects the right to convert or exchange senior debt securities into common stock, other securities or property in accordance with the terms of the senior debt securities; or

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reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or modifies or amends or waives certain provisions of or defaults under the senior indenture.

It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders’ consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.
Notice of Redemption.   Notice of any redemption of senior debt securities will be mailed at least 10 days but not more than 60 days before the redemption date to each holder of senior debt securities of a series to be redeemed. Any notice may, at our discretion, be subject to the satisfaction or waiver of one or more conditions precedent. In that case, such notice shall state the nature of such condition precedent. If we elect to redeem a portion but not all of such senior debt securities, the trustee will select the senior debt securities to be redeemed in a manner that complies with applicable legal and stock exchange requirements, if any. Interest on such debt securities or portions of senior debt securities will cease to accrue on and after the date fixed for redemption, unless we default in the payment of such redemption price and accrued interest with respect to any such senior debt security or portion thereof.
If any date of redemption of any senior debt security is not a business day, then payment of principal and interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of redemption and no interest will accrue for the period after such nominal date.
Conversion Rights.   We will describe the terms upon which senior debt securities may be convertible into our common stock or other securities in a prospectus supplement. These terms will include the type of securities the senior debt securities are convertible into, the conversion price or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or the option of the holders, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the senior debt securities and any restrictions on conversion. They may also include provisions adjusting the number of shares of our common stock or other securities issuable upon conversion.
No Personal Liability of Incorporators, Stockholders, Officers or Directors.   The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.
Concerning the Trustee.   The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs.
The senior indenture and the provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.
We may have normal banking relationships with the senior trustee in the ordinary course of business.
Unclaimed Funds.   All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such amounts became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

Governing Law.   The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.
Certain Terms of the Subordinated Debt Securities
Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.
Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.
Subordination.   The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.
The term “senior indebtedness” of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:
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all of the indebtedness of that person for money borrowed;

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all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

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all of the lease obligations that are capitalized on the books of that person in accordance with generally accepted accounting principles;

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all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

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all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above;

unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated indenture.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, our by-laws and applicable provisions of Delaware corporate law. You should read our certificate of incorporation and by-laws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of 400,000,000 shares of our common stock, par value $0.0001 per share, and 5,000,000 shares of our preferred stock, par value $0.0001 per share, all of which preferred stock is undesignated.
As of June 30, 2025, 172,925,389 shares of our common stock were issued and outstanding and no shares of our preferred stock were issued and outstanding.
Common Stock
Annual Meeting.   Annual meetings of our stockholders are held on the date designated in accordance with our by-laws. Written notice must be mailed to each stockholder entitled to vote not less than ten nor more than 60 days before the date of the meeting. The presence in person or by proxy of the holders of record of a majority of our issued and outstanding shares entitled to vote at such meeting constitutes a quorum for the transaction of business at meetings of the stockholders. Special meetings of the stockholders may be called for any purpose by the chairman of our board of directors, our chief executive officer or our board of directors. Except as may be otherwise provided by applicable law, our certificate of incorporation or our by-laws, all elections shall be decided by a plurality of the votes cast by stockholders entitled to vote thereon, and all other questions shall be decided by the vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter), at a duly held meeting of stockholders at which a quorum is present.
Voting Rights.   Each holder of common stock is entitled to one vote for each share held of record on all matters to be voted upon by stockholders, including the election of directors. Our certificate of incorporation and by-laws do not provide for cumulative voting rights. Except as otherwise provided by law, our certificate of incorporation and by-laws, in all matters other than the election of directors, the affirmative vote of the holders of shares of stock having a majority in voting power of the votes cast by the holders of all of the shares of stock present or represented at the meeting and voting affirmatively or negatively on such matter (or if there are two or more classes or series of stock entitled to vote as separate classes, then in the case of each such class or series, the holders of a majority in voting power of the shares of stock of that class or series present or represented at the meeting and voting affirmatively or negatively on such matter) shall be the act of the stockholders. Directors shall be elected by a plurality of the shares present in person or represented by proxy at a meeting at which a quorum is present and entitled to vote on the election of directors.
Dividends.   Subject to the rights, powers and preferences of any outstanding preferred stock, and except as provided by law or in our certificate of incorporation, dividends may be declared and paid or set aside for payment on the common stock out of legally available assets or funds when and as declared by the board of directors. The payment of dividends is contingent upon our revenue and earnings, capital requirements, and general financial condition, as well as contractual restrictions and other considerations deemed to be relevant by our board of directors.
Liquidation, Dissolution and Winding Up.   Subject to the rights, powers and preferences of any outstanding preferred stock, in the event of our liquidation, dissolution or winding up, our net assets will be distributed pro rata to the holders of our common stock.

Other Rights.   Holders of the common stock have no right to:
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convert the stock into any other security;

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have the stock redeemed;

•
purchase additional stock; or

•
maintain their proportionate ownership interest.

Holders of shares of the common stock are not required to make additional capital contributions.
Transfer Agent and Registrar.   Computershare Trust Company, N.A. is transfer agent and registrar for the common stock.
Preferred Stock
We are authorized to issue “blank check” preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designations, powers, preferences and the relative, participating, optional or other special rights and any qualifications, limitations and restrictions of the shares of each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval. The specific terms of any series of preferred stock offered pursuant to this prospectus will be described in the prospectus supplement relating to that series of preferred stock.
A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue preferred shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.
The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:
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the designation and stated value per share of the preferred stock and the number of shares offered;

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the amount of liquidation preference per share;

•
the price at which the preferred stock will be issued;

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the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

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any redemption or sinking fund provisions;

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if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

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any conversion provisions;

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whether we have elected to offer depositary shares as described under “Description of Depositary Shares;” and

•
any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

The preferred stock will, when issued, be fully paid and non-assessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.
As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.
Rank.   Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of our affairs, rank:
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senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

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on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

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junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

The term “equity securities” does not include convertible debt securities.
Dividends.   Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.
Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.
No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.
No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.
Liquidation Preference.   Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock ranking on parity with the preferred stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.
Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.
Redemption.   If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.
The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

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if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

In addition, we will not acquire any preferred stock of a series unless:
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if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

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if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.
If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.
Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 10 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:
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the redemption date;

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the number of shares and series of preferred stock to be redeemed;

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the redemption price;

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the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

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that dividends on the shares to be redeemed will cease to accrue on such redemption date;

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the date on which the holder’s conversion rights, if any, as to such shares shall terminate; and

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the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.
Voting Rights.   Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.
Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).
Conversion Rights.   The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.
Transfer Agent and Registrar.   The transfer agent and registrar for the preferred stock will be set forth in the applicable prospectus supplement.
Warrants and Pre-Funded Warrants
As of June 30, 2025, there are no warrants outstanding to purchase shares of our common stock and 9,713,684 pre-funded warrants outstanding to purchase shares of our common stock.
Stock Options
As of June 30, 2025, we had issued and outstanding options to purchase 23,538,091 shares of our common stock at a weighted average exercise price of $7.64 per share.
Restricted Stock Units and Performance Stock Units
As of June 30, 2025, we had issued and outstanding 6,370,747 restricted stock units and performance stock units settleable for shares of our common stock.

Effects of Authorized but Unissued Stock
We have shares of common stock and preferred stock available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of The Nasdaq Global Market. We may utilize these additional shares for a variety of corporate purposes, including for future public offerings to raise additional capital or facilitate corporate acquisitions or for payment as a dividend on our capital stock. The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a controlling interest in our company by means of a merger, tender offer, proxy contest or otherwise. In addition, if we issue preferred stock, the issuance could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation.
Provisions of Our Certificate of Incorporation and By-laws and Delaware Law That May Have Anti-Takeover Effects
Certain provisions of our certificate of incorporation, our by-laws and Delaware law may have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us. Such provisions could limit the price that certain investors might be willing to pay in the future for shares of our common stock and may limit the ability of stockholders to remove current management or directors or approve transactions that stockholders may deem to be in their best interest and, therefore, could adversely affect the price of our common stock.
No Cumulative Voting.   The Delaware General Corporation Law (“DGCL”) provides that stockholders are not entitled to the right to accumulate votes in the election of directors unless our certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.
Board of Directors.   Our certificate of incorporation and by-laws provide for a board of directors divided as nearly equally as possible into three classes. Each class is elected to a term expiring at the annual meeting of stockholders held in the third year following the year of such election. The number of directors comprising our board of directors is fixed from time to time by the board of directors.
Removal of Directors by Stockholders.   Our certificate of incorporation and our by-laws provide that, subject to the rights of holders of any series of preferred stock, members of our board of directors may be removed only for cause and only by the affirmative vote of the holders of 75% of our shares of capital stock present in person or by proxy and entitled to vote.
Board Vacancies Filled Only by Majority of Directors Then in Office.   Subject to the rights of holders of any series of preferred stock, vacancies and newly created seats on our board may be filled only by our board of directors. Further, only our board of directors may determine the number of directors on our board. The inability of stockholders to determine the number of directors or to fill vacancies or newly created seats on the board makes it more difficult to change the composition of our board of directors.
No Action By Written Consent.   Our certificate of incorporation provides that our stockholders may not act by written consent and may only act at duly called meetings of stockholders.
Advance Notice Requirements for Stockholder Proposals; Stockholder Nomination of Directors.   Our certificate of incorporation and our by-laws provide that any action required or permitted to be taken by our stockholders at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting. Our certificate of incorporation and our by-laws also provide that, except as otherwise required by law, special meetings of the stockholders can only be called by the chairman of our board of directors, our chief executive officer or our board of directors. In addition, our by-laws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of candidates for election to our board of directors. Specifically, our by-laws provide that a stockholder must notify us in writing of any stockholder proposals, including proposed nominations of candidates for election to our board of directors, not earlier than the 120th day and not later than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is advanced more than 20 days or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 120th day prior to the date of such annual meeting and not later than the later of (x) the 90th day prior to the date of such meeting and (y) the 10th day following the day on which public announcement of the date of such annual meeting is first made by us. Except as may be otherwise required by applicable law, stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors, or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting.
Super-Majority Voting.   The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. Our by-laws may be amended or repealed only by a majority vote of our board of directors or the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all our stockholders would be entitled to cast in any election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation.
Undesignated Preferred Stock.   As discussed above, our board of directors has the ability to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of our company. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us.
These provisions of Delaware law, our certificate of incorporation and by-laws may have the effect of deterring hostile takeovers or delaying changes in our control or in our management. These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and in the policies they implement, and to discourage certain types of transactions that may involve an actual or threatened change of our control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.
Delaware Business Combination Statute.   We are subject to Section 203 of the DGCL (“Section 203”), which prohibits a Delaware corporation from engaging in business combinations with an interested stockholder. An interested stockholder is generally defined as an entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation or any entity or person affiliated with or controlling or controlled by such entity or person (“interested stockholder”). Section 203 provides that an interested stockholder may not engage in business combinations with the corporation for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

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on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combinations to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, lease, transfer, pledge or other disposition of 10% or more of the assets of the corporation to or with the interested stockholder;

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subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

DESCRIPTION OF DEPOSITARY SHARES
General
We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.
The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.
The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence with and paying certain charges to the depositary.
The summary of terms of the depositary shares contained in this prospectus is not a complete description of the terms of the depositary shares. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.
Dividends and Other Distributions
The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.
If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.
Liquidation Preference
If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.
Withdrawal of Stock
Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares
Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.
After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.
Voting the Preferred Stock
Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.
Charges of Depositary
We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges due to the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.
Amendment and Termination of the Deposit Agreement
The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares affected by the amendment. The deposit agreement may be terminated by the depositary or us only if:
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all outstanding depositary shares have been redeemed; or

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there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary
The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.
Notices
The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.
Limitation of Liability
Neither we nor the depositary will be liable if either we or it is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase common stock, preferred stock, depositary shares or debt securities. We may offer warrants separately or together with one or more additional warrants, common stock, preferred stock, depositary shares or debt securities, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:
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the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

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whether the warrants are to be sold separately or with other securities as parts of units;

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whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

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any applicable material U.S. federal income tax consequences;

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the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

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the designation and terms of any equity securities purchasable upon exercise of the warrants;

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the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

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if applicable, the designation and terms of the debt securities, common stock, preferred stock or depositary shares with which the warrants are issued and the number of warrants issued with each security;

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if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock, depositary shares or common stock will be separately transferable;

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the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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information with respect to book-entry procedures, if any;

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the anti-dilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

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any redemption or call provisions; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

Pre-Funded Warrants
We may also issue pre-funded warrants to purchase common stock. A pre-funded warrant is a type of warrant that allows the holder to purchase a specified number of shares of common stock at a nominal exercise price, generally equal to par value or one thousandth of a cent per share. The pre-funded warrants may be issued as individual warrant agreements to the holders. In addition to the terms described in the bullets above, the applicable prospectus supplement will describe the following terms of any pre-funded warrants:
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the date on which the right to exercise the pre-funded warrants will begin, generally on the date of issuance, and the date on which that right will expire, generally when the pre-funded warrant is exercised in full;

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whether the warrant may only be exercised pursuant to a cashless exercise procedure;

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certain beneficial ownership limitations, such that a holder will not be entitled to exercise any portion of any pre-funded warrant that, upon giving effect to, (or immediately prior to) such exercise, would cause the holder’s beneficial ownership to exceed a specified threshold, typically 4.99% or 9.99%, of the number of shares of our outstanding common stock or the combined voting power of all of our outstanding securities, which threshold may be subject to increase or decrease at the option of the holder, subject to a maximum ownership threshold, typically 9.99% or 19.99%, of the number of shares of our outstanding common stock or the combined voting power of all of our outstanding securities, and compliance with a notice period;

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in the event of a fundamental transaction (generally including any reorganization, recapitalization or reclassification of our common stock; the sale, transfer or other disposition of all or substantially all of our assets; our consolidation or merger with or into another person in which we are not the surviving entity; the acquisition of more than 50% of our outstanding common stock; or any person or group becoming the beneficial owner of more than 50% of the voting power of our outstanding common stock), the right of the holder to receive, upon exercise of the pre-funded warrants, the same kind and amount of securities, cash or other property that such holder would have received had they exercised the pre-funded warrants immediately prior to such fundamental transaction, without regard to any limitations on exercise contained in the pre-funded warrants; and

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more of the other securities described in this prospectus in any combination, as described in the applicable prospectus supplement. We may issue units in one or more series, which will be described in the applicable prospectus supplement. The applicable prospectus supplement will also describe the following terms of any units:
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the designation and the terms of the units and of the securities constituting the units, including whether and under what circumstances the securities comprising the units may be traded separately;

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the identity of any unit agent for the units, if applicable, and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

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any additional terms of the governing unit agreement, if applicable;

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any additional provisions for the issuance, payment, settlement, transfer or exchange of the units or of the debt securities, common stock, preferred stock, or warrants constituting the units; and

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any applicable material U.S. federal income tax consequences.

FORMS OF SECURITIES
Each debt security, depositary share, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities of a particular series, depositary shares, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a global security may not be transferred except as a whole by and among the depositary for the global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in global securities.
So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the global security for all purposes under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Except as described below, owners of beneficial interests in a global security will not be entitled to have the securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, warrant agreement or unit agreement. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of the depositary for that global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, warrant agreement or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, warrant agreement or unit agreement, the depositary for the global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants or units, represented by a global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global security. None of us; any trustee, warrant agent, unit agent or other agent of ours; or any agent of any trustee, warrant agent or unit agent will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of the securities represented by a global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the global security that had been held by the depositary. Any securities issued in definitive form in exchange for a global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell securities:
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through underwriters;

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through dealers;

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through agents;

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directly to purchasers; or

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through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.
The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:
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the name of the agent or any underwriters;

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the public offering or purchase price and the proceeds we will receive from the sale of the securities;

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any discounts and commissions to be allowed or re-allowed or paid to the agent or underwriters;

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all other items constituting underwriting compensation;

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any discounts and commissions to be allowed or re-allowed or paid to dealers; and

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any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.
If a dealer is utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.
If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

Remarketing firms, agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.
If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:
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the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.
In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than one scheduled business day after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS
Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Wilmer Cutler Pickering Hale and Dorr LLP.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Annual Report on Internal Control Over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

37,909,018 Shares
Common Stock

P R O S P E C T U S  S U P P L E M E N T

Joint Book-Running Managers
BofA Securities TD Cowen Piper Sandler
Lead Managers
Baird	Raymond James
Co-Managers
Citizens Capital Markets	H.C. Wainwright & Co.
September 30, 2025